AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                         SCIENTIFIC INDUSTRIES, INC.

                             (THE "CORPORATION")



                                   ARTICLE I

                                    OFFICES

Section 1.	Principal Office.  The principal office of the Corporation
shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the resident agent of this Corporation in charge thereof.

Section 2.	Other Offices.  The Corporation may have other offices,
either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                             ARTICLE II

                       MEETINGS OF STOCKHOLDERS

Section 1.	Place of Meetings.  The annual meeting of the stockholders
shall be held at the principal offices of the Corporation or at such place, within or without the State of Delaware, as may from time to time be designated for that purpose by the Board of Directors of the Corporation.

Section 2.	Annual Election of Directors.  The Annual Meeting of
Stockholders for the election of Directors and the transaction of other business shall be held on such date and at such time as may be designated, from time to time, by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 3.	Voting.  Each stockholder entitled to vote in accordance
with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot.  All elections for directors shall be decided by plurality vote; all other questions shall be decided by a majority of the votes cast (including, without limitation, abstentions but excluding broker non-votes) except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the
Secretary and made available for examination by any stockholder during ordinary business hours at the principal place of business of the Corporation, for a period of at least ten days prior to every meeting of stockholders.  If the meeting is to be held at another place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 4.	Quorum.  Except as otherwise required by law, by the
Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the shares of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meetings, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5.	Special Meetings.  Special meetings of the stockholders
for any purpose or purposes may be called by the President or Secretary, and shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by 66-2/3 percent in interest of the stockholders entitled to vote, or by resolution of the directors.

Section 6.	Notice of Meetings.  Written or printed notice, stating
the place and the time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his last known post-office address, at least ten days but no more than 60 days before the meeting. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.	Action Without Meeting.  Whenever the vote of stockholders
at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of a statute or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                      ARTICLE III

                       DIRECTORS

Section 1.	Number and Term. The number of directors shall be not less
than three nor more than nine, as may be fixed from time to time by the stockholders at any annual or special meeting of stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors. If required by the Certificate of Incorporation, as amended, the Directors shall be divided into three classes, designated Class A, Class B and Class C and shall be elected for a three-year term. Any increase or decrease shall be apportioned among the classes by the directors to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires or thereafter when his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors need not be stockholders.

Section 2.	Resignations. Any director, member of a committee or other
office may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.
The acceptance of a resignation shall not be necessary to make it effective.

Section 3.	Vacancies.  If the office of any director, or member of a
committee becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 4.	Removal.  Except as otherwise provided by law, any director
or the entire Board of Directors, may be removed, with cause, by the holders of a majority of the shares then entitled to vote, at an election of directors.

Section 5.	Powers.  The Board of Directors shall exercise all of the
powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation, or by these By-Laws conferred upon or reserved to the stockholders.

Section 6.	Committees.  The Board of Directors may by resolution or
resolutions, approved by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as such may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceeding and report the same to the Board of Directors when required.

Section 7.	Chairman of the Board.  The Board of Directors may by
resolution passed by a majority of the whole Board of Directors, elect a director to be Chairman of the Board of Directors. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders of the Company and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Chairman of the Board is not required to be and, unless otherwise specifically designated such, shall not be deemed an officer of the Corporation.

Section 8.	Meetings.  The newly elected directors may hold their
first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing by a majority of the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of the Chairman of the Board (or in the absence of a Chairman of the Board, the Chief Executive Officer), the President, or by the Secretary at the request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Section 10.	Quorum.  A majority of the directors shall constitute a
quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 11.	Compensation.  By resolution of the Board of Directors,
a fixed fee and expenses of attendance may be allowed for attendance at each meeting by each member of the Board of Directors in addition to any compensation determined by the Board of Directors, in its discretion, to be paid to a member for the execution of special duties by such member.


                          ARTICLE IV

                           OFFICERS

Section 1.	Officers.  The officers of the Corporation shall be a
President, one or more Vice-Presidents, a Chief Financial Officer, a Treasurer, and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper.
In addition, the Board of Directors may elect a Chief Executive Officer. Each officer shall have the positions and duties set forth in these Bylaws and any resolution of the Board of Directors appointing such officer, and to the extent not so provided, as generally pertain to their respective officer, subject to the control of the Board of Directors. Each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. All of such officers shall be elected by the Board of Directors. None of the officers, need be directors. More than one office may be held by the same person.

Section 2.	Other Officers and Agents.  The Board of Directors may
appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.	Chief Executive Officer.  The Chief Executive Officer,
if such an officer be elected, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board, consistent with such person's position as Chief Executive Officer. In the absence of the presence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Stockholders if present thereat and shall have general supervision, direction and control of the business of the Corporation.

Section 4.	President.  Subject to the control of the Board of
Directors and such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall have (other than as vested in the Chief Executive Officer) general supervision, direction and control of the business and the officers of the Corporation and shall exercise such other powers and duties as may be assigned to such person by the Board, consistent with such person's position as President. In the event that neither the Chairman of the Board or Chief Executive Officer is present at a meeting of Stockholders, the President shall preside.

Section 5.	Vice President.  Each Vice-President shall have such
powers and shall perform such duties as shall be assigned to him by the Board of Directors.

Section 6.	Chief Financial Officer. The Chief Financial Officer
shall, subject to the control of the Board of Directors, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. He or she shall render to the Chief Executive Officer, President and to Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 7.	Treasurer. Subject to such supervisory powers, if any
as may be given by the Board to the Chief Financial Officer, the Treasurer shall assist the Chief Financial Officer in keeping and maintaining, or causing to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and in sending or causing to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, President or Chief Financial Officer taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer, President and to Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount as with such surety as the Board shall prescribe.

Section 8.	Secretary.  The Secretary shall give, or cause to be
given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws.
The Secretary shall record all the proceedings of the meeting of the Corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him or her by the directors or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

Section 9.	Assistant Treasurers and Assistant Secretaries.
Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


                             ARTICLE V

                           MISCELLANEOUS

Section 1.	Certificates of Stock.  Certificates of stock, numbered and
with the seal of the Corporation affixed, signed by any of the Chief Executive Officer, President or Vice-President, and any of the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by such holder in the Corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers of the Corporation may be facsimiles. Notwithstanding any other provision of this Article V, the Board of Directors may by resolution determine to issue certificateless shares, for registration in book entry accounts for shares of stock in such form as the appropriate officers of the Company may form time to time prescribe, in addition to or in place of shares of the Company represented by certificates, to the extent authorized by applicable law.

Section 2.	Lost Certificates.  A new certificate of stock may be
issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate. The Corporation, in its discretion, may require payment of an administrative fee in connection with the issuance of a replacement stock certificate pursuant to these Bylaws.

Section 3.	Transfer of Shares.  The shares of stock of the
Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and a duplicate thereof mailed to the Delaware office, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4.	Closing of Transfer Books.  The Board of Directors shall
have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.



Section 5.	Dividends.  Subject to the provisions of the Certificate
of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Subject to the immediately preceding sentence, dividends declared by the Board of Directors shall be payable in cash, in-kind or in other assets, at the sole discretion of the Board of Directors. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 6.	Seal.  The corporate seal shall be circular in form and
shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.	Fiscal Year.  The fiscal year of the Corporation shall
end on June 30 of each year.

Section 8.	Checks.  All checks, drafts or other orders for the
payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner so shall be determined from time to time by resolution of the Board of Directors.

Section 9.	Notice and Waiver of Notice.  Whenever any notice is
required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post-office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                       ARTICLE VI

                       AMENDMENTS


These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, or at any meeting of the Board of Directors, if notice of the proposed alteration or repeal, of By-Law or By-Laws to be made, be contained in the notice of such meeting.

                      ARTICLE VII

     DIRECTOR LIABILITY AND INDEMNIFICATION OF AGENTS

Section 1.	Limitation of Liability.  A director of the Corporation
shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law under
Section 174 of the General Corporation Law of the State of Delaware.
If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of any of the provisions that are set forth in either or both of the immediately preceding sentences by the stockholders or directors of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal or modification or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

Section 2. 	Indemnification. Every person who was or is a party or is
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation of for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be protected and held harmless by the Corporation to the fullest extent permissible under the General Corporation Law of the State of Delaware, as from time to time amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) threatened against him or her or reasonably incurred or suffered by him or her in connection therewith. Such rights shall include the right to be protected by the corporation against expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be so protected under this Article or otherwise.

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advance expenses to) directors, officers and other agents of the Corporation (and any other persons except to the extent not permitted by Delaware law) through Bylaw provisions, agreements with such directors, officers, agents and other persons, votes of stockholders or disinterested directors or otherwise, in excess of the indemnification and advances of expenses otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others. Any repeal or modification of any of the provisions that are set forth in the immediately preceding sentence by the stockholders or directors of the Corporation shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of such repeal or modification.

Section 3.	Prepayment of Claims.  If a claim under this Article is not
paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the expense of prosecuting such claim. It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper, nor an actual determination by the Corporation that the claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct. Such rights shall be exclusive of any right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.	Insurance.  The Corporation shall have the power to
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

Section 5.	Contractual Rights.  The indemnification and advancement
of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.